SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [ ]

Filed by a party other than the registrant [X]

Check the appropriate box:

[ ]     Preliminary proxy statement.

[   ]     Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

[  ]     Definitive proxy statement.

[X]     Definitive additional materials.

[   ]     Soliciting material under Rule 14a-12.

SCPIE HOLDINGS INC.

(Name of Registrant as Specified in its Charter)

STILWELL VALUE PARTNERS III, L.P.
STILWELL VALUE LLC
JOSEPH STILWELL
SPENCER SCHNEIDER
GREGORY NOONAN

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X]     No fee required.

[   ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)        Amount Previously Paid:

    (2)        Form, Schedule or Registration Statement No.:

    (3)        Filing Party:

    (4)        Date Filed:

PRESS RELEASE	FOR IMMEDIATE RELEASE

Delaware Department of Insurance Rescinds Form A Request Letter to Stilwell Group - Acknowledges Department Employee Failed to Follow Statutory Hearing Procedures

NEW YORK—(PR NEWSWIRE) — June 8, 2006 — The Stilwell Group announced today its receipt of a letter from the Delaware Department of Insurance rescinding the Department’s June 2nd letter concerning a subsidiary of SCPIE Holdings Inc. (NYSE: SKP) which had requested that the Group file a Form A in connection with its ongoing proxy solicitation. The Department confirmed Stilwell’s belief that its disclaimer may only be disallowed after notice and an opportunity to be heard and noted that the June 2nd letter was sent by an employee without the knowledge or approval of the employee’s supervisors.  A copy of the letter follows.  Mr. Stilwell noted: “The desperate attempt by SCPIE management failed. I look forward to the owners casting their votes for three directors on June 22nd.”

Matthew Denn Insurance Commissioner	[Seal of Delaware Insurance Commissioner]	Department of Insurance 841 Silver Lake Blvd.
Dover, DE 19904-2465 (302) 674-7300 (302) 739-5280 fax

June 7, 2006

VIA ELECTRONIC AND REGULAR MAIL

Mr. Neil B. Glassman
The Bayard Firm
222 Delaware Avenue, 9th Floor
Wilmington, DE 19801

Dear Mr. Glassman:

        I am responding to your letter of June 7, 2006. The letter sent to Stilwell Value Partners III, L.P. by a Department of Insurance employee on June 2, 2006 was procedurally defective, and was sent from the Department without the knowledge or approval of the employee’s supervisors. Accordingly, the letter of June 2, 2006 is hereby rescinded.

        The appropriate response from the Department to the receipt of Stilwell’s disclaimer was, upon request of a party in interest, to conduct a hearing and make appropriate findings of fact and conclusions of law. Only after such a hearing can the Department reach any conclusion as to whether the disclaimer should be disallowed.

        The Department will promptly schedule a hearing, consistent with Delaware statute, upon the request of any party in interest. I regret any inconvenience or confusion caused by this failure by the Department’s employee to follow statutory hearing procedures.

Sincerely,

/s/ Michael L. Vild Michael L. Vild Deputy Insurance Commissioner

cc: The Honorable Matthew P. Denn
       Glenn C. Kenton (by facsimile)

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